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                                EXHIBIT NO. 10.8

                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                  AMENDMENT NO. 1 TO DIRECTOR STOCK OPTION PLAN

1. The Wisconsin Central Transportation Corporation Director Stock Option Plan (the "Plan") is amended as follows:

(a) Section 3.1 is amended to read in its entirety as follows:

"3.1.ELIGIBILITY AND PARTICIPATION. Participants in this Plan shall be each of those persons who, at the date of a grant of Options under Section 6 of this Plan, are directors of the Company and are not employees of the Company or its subsidiaries."

(b) Section 4.1 is amended to read in its entirety as follows:

"4.1.LIMITED POWER TO GRANT OPTIONS. Except as provided in Section 6.3(c) with respect to the granting of options to new directors, the Board shall have no power to determine the granting of Options under this Plan. Except as provided in Section 6.3(c), all Options under this Plan will be granted as provided herein without further action by the Board."

(c) Section 6.1 is amended to read in its entirety as follows:

"6.1.GRANTS OF OPTIONS. All grants of options shall be subject to the terms and conditions of this Section 6. Except for options granted pursuant to section 6.3(c), all grants of options under this Plan shall be automatic and non-discretionary."

(d) Section 6.3 is amended to read in its entirety as follows:

    "6.3.SUBSEQUENT GRANTS OF OPTIONS.

(a)On the day after the annual meeting of stockholders of the Company held in 1999 and each year thereafter, each person who on that day is a director and not an employee of the Company or its subsidiaries, shall be granted on that day an Option to purchase 6,000 shares of Stock.

(b)On the day after the annual meeting of stockholders of the Company held in 1999, each director who is first elected to serve as director at that annual meeting shall be granted on that day an Option to purchase an additional 5,500 shares of Stock.

(c)The Board may approve the grant of additional options under this Plan to persons other than employees of the Company who become new directors of the Company after the date of the annual meeting of stockholders in 1999, in connection with their selection as directors of the Company."

2. The amendments provided in Section 1 shall be effective upon approval by the stockholders of the Company.

3. The amendments provided in Section 1 shall have no effect on the validity of options granted under the Plan prior to the effective date of such amendments.

ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 17, 1999.

APPROVED BY THE STOCKHOLDERS ON MAY 20, 1999.